                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 5, 2004


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                        1-13461               76-0506313
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
               (Registrant's telephone number including area code)



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ITEM 9. REGULATION FD DISCLOSURE

         On March 5, 2004, Group 1 Automotive, Inc., a Delaware corporation, announced that executive management will make a presentation at the Third Annual Stephens Inc. Automotive Retailing Industry Conference on Thursday, March 11, 2004. The text of the press release is set forth below:


NEWS RELEASE                                  GROUP 1 AUTOMOTIVE INC

                                   950 Echo Lane, Suite 100, Houston, TX  77024

AT GROUP 1:                Chairman, President and CEO     B.B. Hollingsworth, Jr.    (713) 647-5700
                           EVP, CFO and Treasurer          Scott L. Thompson          (713) 647-5700
                           Manager, Investor Relations     Kim Paper Canning          (713) 647-5700

AT Fleishman-Hillard:      Investors/Media                 Russell A. Johnson         (713) 513-9515


FOR IMMEDIATE RELEASE
FRIDAY, MARCH 5, 2004

              GROUP 1 AUTOMOTIVE TO PRESENT AT STEPHENS CONFERENCE

HOUSTON, MARCH 5, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced that executive management will present at the Third Annual Stephens Inc. Automotive Retailing Industry Conference being held in New York at 8:50 a.m. EST on Thursday, March 11, 2004. The presentation will cover Group 1's financial results and an overview of company strategies.

A copy of the presentation will be available on Group 1's Web site at www.group1auto.com.


ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 currently owns 80 automotive dealerships comprised of 122 franchises, 30 brands, and 29 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


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         In accordance with General Instruction B.2. of Form 8-K, the information contained in such press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Group 1 Automotive, Inc.


    March 5, 2004               By:     /s/ Scott L. Thompson
---------------------------        --------------------------------------------
        Date                       Scott L. Thompson, Executive Vice President,
                                   Chief Financial Officer and Treasurer